Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 9, 2013, Pegasystems Inc. (“Pegasystems” or “the Company”) acquired all of the outstanding capital stock of Antenna Software, Inc. and its subsidiaries (“Antenna”), a leading provider of mobile application development platforms, in a merger for $26.3 million in cash.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2013 was prepared as if the acquisition had occurred on that date and combines the Company’s historical unaudited condensed consolidated balance sheet with the historical unaudited condensed consolidated balance sheet of Antenna as of September 30, 2013. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2012 and for the nine months ended September 30, 2013 were prepared as if the acquisition had occurred on January 1, 2012 and combine the Company’s historical condensed consolidated statements of operations with Antenna’s historical condensed consolidated statements of comprehensive loss for the year ended December 31, 2012 and for the nine months ended September 30, 2013, respectively.

The unaudited pro forma combined financial information of the Company and Antenna is based on estimates and assumptions, which have been made solely for purposes of developing such pro forma information and is not necessarily indicative of the operating results that would have occurred had the transaction been consummated as of January 1, 2012. The estimated pro forma adjustments arising from this completed acquisition are derived from the purchase consideration and preliminary purchase price allocation and do not necessarily represent the final purchase price allocation. The preliminary estimates and assumptions used to determine the preliminary purchase price allocation are subject to change during the measurement period, which is the time after the acquisition during which the acquirer obtains the information needed to identify and measure the consideration transferred, the assets acquired, the liabilities assumed, and any noncontrolling interests, not to exceed one year from the acquisition date.

The pro forma adjustments included herein reflect only those adjustments that are directly attributable to the Antenna acquisition and factually supportable, and with respect to the following unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the Company. The unaudited pro forma condensed combined financial statements do not reflect any adjustments for anticipated synergies resulting from the acquisition.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2013

(in thousands)

	Historical Pegasystems	Historical Antenna	Pro Forma Adjustments		Pro Forma Combined
Assets
Current Assets:
Cash and cash equivalents	$108,827	$1,044	$(26,348	) (1)	$83,523
Marketable securities	79,618	—	—		79,618

Total cash, cash equivalents, and marketable securities	188,445	1,044	(26,348)		163,141
Trade accounts receivable, net	90,583	4,841			95,424
Deferred income taxes	10,152	—	—		10,152
Income taxes receivable and other current assets	11,128	1,411	—		12,539

Total current assets	300,308	7,296	(26,348)		281,256
Property and equipment, net	28,977	1,650	—		30,627
Long-term deferred income taxes and other assets	51,350	639	—		51,989
Intangible assets, net	49,910	5,296	6,829	(2)	62,035
Goodwill	20,451	18,519	7,054	(4)	46,024

Total assets	$450,996	$33,400	$(12,465)		$471,931

Liabilities, Convertible Redeemable Preferred Stock and Stockholders’ Equity
Current Liabilities:
Line of credit – bank	$—	$2,150	$(2,150	) (5)	$—
Current maturities of long-term debt	—	9,159	(9,159	) (5)	—
Accounts payable	2,347	1,656	—		4,003
Accrued expenses	20,741	2,057	1,712	(5), (6)	24,510
Accrued compensation and related expenses	31,925	1,157	—		33,082
Deferred revenue	91,758	8,369	—		100,127

Total current liabilities	146,771	24,548	(9,597)		161,722
Income taxes payable	13,748	—	—		13,748
Deferred tax liability, long-term	—	—	4,638	(3)	4,638
Other long-term liabilities	17,466	225	(11	) (7)	17,680
Deferred revenue, long-term	17,954	3,391	—		21,345

Total liabilities	195,939	28,164	(4,970)		219,133

Series A-1 redeemable preferred stock	—	13,003	(13,003	) (7)	—
Series B-1 redeemable preferred stock	—	13,100	(13,100	) (7)	—
Series C-1 redeemable preferred stock	—	25,346	(25,346	) (7)	—
Series D-1 redeemable preferred stock	—	96,107	(96,107	) (7)	—

Total convertible redeemable preferred stock	—	147,556	(147,556)		—
Stockholders’ equity (deficiency):
Common stock	380	2	(2	) (7)	380
Additional paid-in-capital	138,271	—	—		138,271
Retained earnings (deficit)	113,410	(142,325)	140,066	(6), (7)	111,151
Accumulated other comprehensive income	2,996	3	(3	) (7)	2,996

Total stockholders’ equity (deficiency)	255,057	(142,320)	140,061		252,798

Total liabilities, convertible redeemable preferred stock and stockholders’ equity	$450,996	$33,400	$(12,465)		$471,931

See accompanying notes

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2012

(in thousands except per share amounts)

	Historical Pegasystems	Historical Antenna	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Software licenses	$163,906	$6,080	$—		$169,986
Maintenance	133,527	—	—		133,527
Services	164,277	32,049	—		196,326

Total revenue	461,710	38,129	—		499,839

Cost of revenue:
Software license	6,339	810	497	(8), (9)	7,646
Maintenance	14,787	—	—		14,787
Services	136,254	16,462	—		152,716

Total cost of revenue	157,380	17,272	497		175,149

Gross profit	304,330	20,857	(497)		324,690

Operating expenses:
Selling and marketing	167,263	13,116	797	(9)	181,176
Research and development	76,726	8,605	—		85,331
General and administrative	28,915	9,127	1,965	(9)	40,007
Amortization of intangibles	—	1,139	(1,139	) (8)	—

Total operating expenses	272,904	31,987	1,623		306,514

Income (loss) from operations	31,426	(11,130)	(2,120)		18,176
Foreign currency transaction gain (loss)	780	(260)	—		520
Interest income (expense), net	419	(866)	775	(11) (12)	328
Other (expense) income, net	(1,680)	87	—		(1,593)

Income (loss) before provision (benefit) for income taxes	30,945	(12,169)	(1,345)		17,431
Provision (benefit) for income taxes	9,077	(222)	(394	) (13)	8,461

Net income (loss)	$21,868	$(11,947)	$(951)		$8,970

Earnings per share
Basic	$0.58				$0.24

Diluted	$0.56				$0.23

Weighted-average number of common shares outstanding
Basic	37,853				37,853
Diluted	38,859				38,859
Cash dividends declared per share	$0.12				$0.12

See accompanying notes

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2013

(in thousands except per share amounts)

	Historical Pegasystems	Historical Antenna	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Software licenses	$128,217	$3,878	$—		$132,095
Maintenance	112,238	—	—		112,238
Services	115,117	20,146	—		135,263

Total revenue	355,572	24,024	—		379,596

Cost of revenue:
Software license	4,751	575	405	(8), (9)	5,731
Maintenance	11,106	—	—		11,106
Services	97,772	10,165	—		107,937

Total cost of revenue	113,629	10,740	405		124,774

Gross profit	241,943	13,284	(405)		254,822

Operating expenses:
Selling and marketing	127,279	5,531	598	(9)	133,408
Research and development	59,123	3,177	—		62,300
General and administrative	21,203	5,453	980	(9)	27,636
Acquisition-related costs	545	3	(548	) (10)	—
Amortization of intangibles	—	844	(844	) (8)	—

Total operating expenses	208,150	15,008	186		223,344

Income (loss) from operations	33,793	(1,724)	(591)		31,478
Foreign currency transaction loss	(1,666)	(148)	—		(1,814)
Interest income (expense), net	376	(1,374)	1,309	(11) (12)	311
Other (expense) income, net	(418)	(1)	—		(419)

Income (loss) before provision (benefit) for income taxes	32,085	(3,247)	718		29,556
Provision (benefit) for income taxes	9,603	(32)	215	(13)	9,786

Net income (loss)	$22,482	$(3,215)	$503		$19,770

Earnings per share
Basic	$0.59				$0.52

Diluted	$0.58				$0.51

Weighted-average number of common shares outstanding
Basic	37,950				37,950
Diluted	38,872				38,872
Cash dividends declared per share	$0.09				$0.09

See accompanying notes

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

A.	Basis of Pro Forma Presentation

The pro forma data included herein is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the transaction been consummated as of January 1, 2012. The pro forma adjustments included herein reflect only those adjustments that are directly attributable to the Antenna acquisition and factually supportable, and with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the Company. The preliminary allocations of the purchase price consideration to tangible and intangible assets acquired and liabilities assumed herein were based upon preliminary valuations and our estimates and assumptions are still subject to change.

B.	Preliminary Purchase Price Allocation

The purchase price allocation is preliminary as the Company is still gathering information to measure the assets and liabilities acquired, which it will continue to do until the measurement period is complete, not to exceed one year from the acquisition date. A summary of the preliminary purchase price allocation for the acquisition of Antenna is as follows (in thousands):

Total purchase consideration:
Cash	$26,348

Total purchase consideration	$26,348

Allocation of the purchase consideration:
Cash	$1,044
Other current assets	6,252
Other assets	2,289
Identifiable intangible assets	12,125
Goodwill	25,573

Total assets acquired	47,283
Current liabilities	12,692
Deferred tax liability, long-term	4,638
Other long-term liabilities	3,605

Net assets acquired	$26,348

The valuation of the acquired assets and assumed liabilities has not been finalized by the Company and these values are subject to change in the final purchase price allocation.

C.	Pro Forma Adjustments:

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet as of September 30, 2013:

1)	Adjustment to record cash consideration paid in connection with the acquisition.

2)	Adjustment to record fair value of intangible assets acquired as follows:

(Dollars in thousands)	Preliminary Fair Value
Customer relationships	$5,581
Tradename	984
Technology	3,920
Non-compete agreements	1,640

$12,125

3)	Adjustment to record the estimated deferred tax liability associated with acquired intangible assets.

4)	Adjustment to record goodwill of $25.6 million as a result of purchase consideration in excess of the fair value of assets acquired and liabilities assumed and to eliminate the historical goodwill of Antenna.

5)	Adjustment to eliminate Antenna’s debt and line of credit as it was repaid in connection with the acquisition.

6)	Adjustment to reflect direct and incremental acquisition-related costs of approximately $2.3 million expected to be incurred in the fourth quarter of 2013 not yet reflected in the historical financial statements.

7)	Adjustment to eliminate historical convertible redeemable preferred stock and stockholders’ equity of Antenna.

The following pro forma adjustments are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 and for the nine months ended September 30, 2013:

8)	Adjustment to eliminate historical amortization of Antenna intangible assets, which consisted of $0.8 million and $0.6 million of amortization related to Antenna’s historical developed technology intangible asset reflected in cost of software for the year ended December 31, 2012 and nine months ended September 30, 2013, respectively, and $1.1 million and $0.8 million of amortization related to the remaining Antenna historical intangible assets for the year ended December 31, 2012 and nine months ended September 30, 2013, respectively.

9)	Adjustment to record amortization expense for the $12.1 million of acquired identifiable intangibles assets on a straight-line basis. For purposes of the pro forma adjustments presented, the Company has used an estimated weighted-average useful life of the acquired identifiable intangible assets of 4.6 years, and has assumed straight-line amortization will be used. The valuation and estimated useful life for the acquired intangibles are not finalized and may change in the final purchase price allocation.

10)	Adjustment to eliminate direct and incremental transaction costs associated with the Antenna acquisition.

11)	Adjustment to reduce interest income by applying the Company’s historical rate of return for the year ended December 31, 2012 and nine months ended September 30, 2013, respectively, to the assumed net decrease in cash used to pay for the acquisition.

12)	Adjustment to eliminate interest expense of $0.9 million and $1.4 million for the year ended December 31, 2012 and nine months ended September 30 2013, respectively, associated with Antenna’s outstanding debt and line of credit that were repaid in connection with the acquisition.

13)	Adjustment to record the income tax effect on the pro forma adjustments at the historical statutory rate in effect during the applicable periods. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had the Company and Antenna filed consolidated income tax returns during the periods presented.